EXHIBIT 99.2

Corporate Overview

Canvaxin(tm) Clinical Trial Endpoints: Disease-free survival Time to distant metastases Disease-free interval Time from first recurrence to death Immune response Secondary: OVERALL SURVIVAL Primary: International, randomized, multi-center, double blind, placebo- controlled studies 670 380 IV 1,118 983 III Planned Enrollment Current Enrollment Stage Enrollment as of 5/31/04: If Approved, Planned US/Europe Market Launch: Late 2006

Canvaxin(tm) Data Safety and Monitoring Board (DSMB) Stage III melanoma Planned second interim analysis announced in March 2004 Recommendation: Continue trial as planned No unexpected or serious toxicities Stage IV melanoma As a result of Stage III interim analysis, the DSMB recommended continuation of this trial Second interim analysis anticipated in 2004 Third interim analysis anticipated for both studies in 2005

Initiate exploratory clinical trial of Canvaxin(tm) in anther solid tumor (e.g. colon, renal, glioma) Establish a corporate partnership for Canvaxin(tm) Market outside U.S. Co-promote in U.S. and market Ex-U.S. Canvaxin(tm)

Non-binding letters of intent signed with CIMAB S.A. (Cuba) and YM Biosciences, Inc. (Canada) Covering three epidermal growth factor receptor (EGFR) signaling pathway product candidates - SAI-EGF - SAI-TGF-? - SAI-EGFR-ECD (HER-1) Territory - U.S. - Canada - Western Europe - Australia - New Zealand - Japan - Mexico EGF Opportunity

License submitted to the U.S. Department of Treasury, Office of Foreign Assets Control (OFAC) to obtain approval to enter into licensing agreements for this technology No guarantee that such a license will be issued Precedent with GlaxoSmith Kline for meningitis B vaccine for children Upon receipt of license from OFAC, CancerVax plans to: Initiate a Phase 1/2 clinical trial with SAI- EGF for non-small-cell lung cancer (NSCLC) Continue pre-clinical development of SAI- TGF-? and SAI-EGFR-ECD EGF Opportunity

Anti-Angiogenesis T-oligonucleotides Other Novel, Proprietary Approaches to Treatment of Cancer

Angiogenesis and Tumor Growth Tumor Cell Invasion Initiation Remodeling/Proliferation

No Treatment Control Ab In Vivo Tumor Excised Tumor Anti-angiogenesis Antibody Effect Breast Tumor Growth In SCID Mice Humanized Antibody QH2B

T-oligonucleotides in the Treatment or Prevention of Cancer

Telomeres Have a Role in Normal Cell Functions Repeating nucleotide sequences - 5'...TTAGGGTTAGGG...3' and its complement Are found at the ends of chromosomes Limit cell division with aging Trigger DNA damage responses Telomeres

Cell Replication DNA Damage Telomere Shortening SENSOR Cell Cycle Arrest Activates other pathways (e.g., ATM kinase) Up-regulates regulatory protein production (e.g., p53, p73, p21, BRCA-1, others) Replicative Senescence Adaptive Differentiation Apoptosis (cell death) Proposed Mechanism: Telomere Signaling Protects Against Malignant Transformation of Cells

Topical T-oligonucleotide Reduces UV-induced Photocarcinogenesis In Vivo Study Design: Prior to T-oligonucleotide Application: Generate tumors with periodic UV irradiation over 56 days Topical Application starting at 56 days: Apply 3 times per week for 2 weeks T-oligonucleotide - LEFT side of mouse Vehicle - RIGHT side of mouse Day 56 Before T-oligonucleotide Application

Topical T-oligonucleotide Reduces UV-induced Photocarcinogenesis In vivo T-oligonucleotide led to regression of UV- induced tumors Day 66 After Application T-oligonucleotide Vehicle

T-oligonucleotides: A Novel Approach to Treating and Preventing Cancer Mimic innate telomere-initiated anti-cancer responses; Enhance DNA repair and reduce mutations after exposure of normal cells to carcinogens; Induce senescence, differentiation and/or apoptosis in cancer cells; Suppress tumor growth without detectable toxicity in animal tumor models. Preclinical studies indicate T-oligonucleotides may:

Canvaxin(tm) product candidate in Phase 3 clinical trials for Stage III and Stage IV melanoma If OFAC approval is received and agreements finalized, we will initiate Phase 1/2 clinical trials with the SAI-EGF product candidate for NSCLC Novel, proprietary pipeline of products in pre- clinical development SAI-TGF-? SAI-EGFR-ECD Anti-angiogenesis compounds T-oligonucleotides CancerVax

Corporate Overview